Exhibit I-1

                   Appointment of Agent for Service of Process

     E.ON AG ("E.ON") is organized under the laws of the Federal Republic of Germany, and has its principal place of business at:

     E.ON AG
     E.ON Platz 1
     40479 Dusseldorf
     Germany
     (011) 49-211-4579-388 (tel)
     (011) 49-211-4579-610 (fax)
     Attention:   Ulrich Hueppe
                  General Counsel, Executive Vice President
                  Dr. Guntram Wuerzberg
                  Vice President General Legal Affairs

     E.ON, on behalf of its officers and directors who are not residents of the United States ("Officers and Directors"), hereby designates and appoints, effective upon the registration of E.ON as a holding company under the Public Utility Holding Company Act of 1935:

     Georg Budenbender ("Agent")
     E.ON North America, Inc.
     405 Lexington Avenue,
     57th Floor
     New York, NY 10174
     (212) 922-2710 (tel)
     (212) 557-5189 (fax)


as the agent for the Officers and Directors upon whom may be served any process, pleadings, subpoenas, or other papers in:

     (a) any investigation or administrative proceeding conducted by the Commission; and

     (b) any civil suit or action brought against E.ON or the Officers and Directors or to which E.ON or the Officers and Directors have been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns the provisions of the laws administered by the Commission. E.ON stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon, such agent for service of process, and that service as aforesaid shall be


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     taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

     E.ON stipulates and agrees to appoint a successor agent for service of process if E.ON discharges the Agent or the Agent is unwilling or unable to accept service on behalf of E.ON at any time until E.ON is no longer a registered holding company under the Public Utility Holding Company Act of 1935. E.ON further undertakes to advise the Commission promptly of any change to the Agent's name and address.

     E.ON undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the provisions of the acts administered by the Commission.

     E.ON has duly caused this exhibit to its Application in File No. 070-09961 to be signed on its behalf by the undersigned thereunto duly authorized.


                                           E.ON AG



                                    By:    //s//Ulrich Hueppe
                                           ----------------------
                                           Ulrich Hueppe
                                           General Counsel, Executive
                                             Vice President
                                           E.ON AG
                                           October 18, 2001



                                           //s//Guntram Wuerzberg
                                           ----------------------
                                           Dr. Guntram Wuerzberg
                                           Vice President General Legal Affairs
                                           E.ON AG
                                           October 18, 2001

     This statement has been signed by the following person in the capacity and on the date indicated.


                                           //s//Georg Budenbender
                                           Georg Budenbender
                                           E.ON North America, Inc.
                                           October 18, 2001